Exhibit 8.1

Principal Subsidiaries and VIEs of the Registrant

Name of Entity	Jurisdiction of Incorporation	Ownership
Subsidiaries:

For Sohu’s Business:
Sohu.com (Hong Kong) Limited (“Sohu Hong Kong”)	Hong Kong	100%
Beijing Sohu New Era Information Technology Co., Ltd. (“Sohu Era”)	People’s Republic of China	100%
All Honest International Limited (“All Honest”)	British Virgin Islands	100%
Sohu.com (Search) Limited (“Sohu Search”)	Cayman Islands	100%
Beijing Sohu New Media Information Technology Co., Ltd. (“Sohu Media”)	People’s Republic of China	100%
Sohu.com (Game) Limited (“Sohu Game”)	Cayman Islands	100%
Beijing Sohu New Momentum Information Technology Co., Ltd. (“Sohu New Momentum”)	People’s Republic of China	100%
Fox Video Investment Holding Limited (“Video Investment”)	Cayman Islands	100%
Fox Video Limited (“Sohu Video”)	Cayman Islands	100%
Fox Video (HK) Limited (“Video HK”)	Hong Kong	100%
Fox Information Technology (Tianjin) Limited (“Video Tianjin”)	People’s Republic of China	100%
Focus Investment Holding Limited (“Focus Investment”)	Cayman Islands	100%
Sohu Focus Limited (“Sohu Focus”)	Cayman Islands	100%
Sohu Focus (HK) Limited (“Focus HK”)	Hong Kong	100%

For Sogou’s Business:
Vast Creation Advertising Media Services Limited (“Vast Creation”)	Hong Kong	33%
Sogou Inc. (“Sogou”)	Cayman Islands	33%
Sogou (BVI) Limited (“Sogou BVI”)	British Virgin Islands	33%
Beijing Sogou Technology Development Co., Ltd. (“Sogou Technology”)	People’s Republic of China	33%
Sogou Hong Kong Limited (“Sogou HK”)	Hong Kong	33%
Beijing Sogou Network Technology Co., Ltd (“Sogou Network”)	People’s Republic of China	33%
Sogou Technology Hong Kong Limited (“Sogou Technology HK”)	Hong Kong	33%
Tianjin Sogou Network Technology Co., Ltd (“Tianjin Sogou Network”)	People’s Republic of China	33%
Sogou (Shantou) Internet Microcredit Co., Ltd. (“Sogou Microcredit”)	People’s Republic of China	33%

For Changyou’s Business:
Changyou.com Limited (“Changyou”)	Cayman Islands	67%
Changyou.com (HK) Limited (“Changyou HK”)	Hong Kong	67%
Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”)	People’s Republic of China	67%
Beijing Changyou Gamespace Software Technology Co., Ltd. (“Gamespace”)	People’s Republic of China	67%
Beijing Yang Fan Jing He Information Consulting Co., Ltd. (“Yang Fan Jing He”)	People’s Republic of China	67%
Shanghai Jingmao Culture Communication Co., Ltd. (“Shanghai Jingmao”)	People’s Republic of China	67%
Beijing Changyou Jingmao Film & Culture Communication Co., Ltd. (“Beijing Jingmao”)	People’s Republic of China	67%
7Road.com Limited (“7Road”)	Cayman Islands	67%

Name of Entity	Jurisdiction of Incorporation	Ownership
7Road.com HK limited (“7Road HK”)	Hong Kong	67%
Changyou.com Webgames (HK) Limited (“Changyou HK Webgames”)	Hong Kong	67%
Shenzhen Brilliant Imagination Technologies Co., Ltd. (“Brilliant Imagination”)	People’s Republic of China	67%
Beijing Changyou Chuangxiang Software Technology Co., Ltd. (“Changyou Chuangxiang”)	People’s Republic of China	67%

VIEs:

For Sohu’s Business:
Beijing Century High-Tech Investment Co., Ltd. (“High Century”)	People’s Republic of China	100%
Beijing Heng Da Yi Tong Information Technology Co., Ltd. (“Heng Da Yi Tong”)	People’s Republic of China	100%
Beijing Sohu Internet Information Service Co., Ltd. (“Sohu Internet”)	People’s Republic of China	100%
Beijing Sohu Donglin Advertising Co., Ltd. (“Donglin”)	People’s Republic of China	100%
Tianjin Jinhu Culture Development Co., Ltd (“Tianjin Jinhu”)	People’s Republic of China	100%
Beijing Focus Interactive Information Service Co., Ltd. (“Focus Interactive”)	People’s Republic of China	100%
Guangzhou Qianjun Network Technology Co., Ltd (“Guangzhou Qianjun”)	People’s Republic of China	100%

For Sogou’s Business:
Beijing Sogou Information Service Co., Ltd. (“Sogou Information”)	People’s Republic of China	33%
Chengdu Easypay Technology Co., Ltd. (“Chengdu Easypay”)	People’s Republic of China	33%

For Changyou’s Business:
Beijing Gamease Age Digital Technology Co., Ltd. (“Gamease”)	People’s Republic of China	67%
Shanghai ICE Information Technology Co., Ltd. (“Shanghai ICE”)	People’s Republic of China	67%
Beijing Guanyou Gamespace Digital Technology Co., Ltd. (“Guanyou Gamespace”)	People’s Republic of China	67%